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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    Form 8-K

                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): January 30, 1996


                           WATSON GENERAL CORPORATION
             (Exact name of registrant as specified in its charter)

                                   California
                 (State or other jurisdiction of incorporation)

         0-16011                                      95-2873758
      (Commission File No.)                (IRS Employer Identification No.)


             32-B Mauchly
           Irvine, California                                      92718
(Address of principal executive offices)                        (Zip Code)


      Registrant's telephone number, including area code:  (714)-727-4020

                                      N.A.
         (Former name or former address, if changed since last report.)


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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

On January 18, 1996, Watson General Corporation (the "Registrant") and the shareholders of EnviroQuest Technologies, Ltd. (the "Shareholders") entered into a Stock Purchase Agreement (Exhibit 1) and consummated the transaction contemplated thereby on January 30, 1996. Pursuant to the Stock Purchase Agreement, the Registrant delivered, in exchange for all outstanding shares of stock of EnviroQuest Technologies, Ltd., to the Shareholders 1.) One million shares of the Registrant's common stock, 2.) Eight Hundred Thousand dollars, and 3.) The Registrant's Promissory Note bearing no interest and maturing on January 30, 1998 in the amount of $220,000. The purchase price was determined by negotiation.

The Shareholders were; John Marencik, Frances Marencik, Robert Wilkinson, Roger Sherwood. None of the Shareholders had any relationship to the Registrant prior to the acquisition.

The Registrant completed four private placement offerings in the past three months of restricted shares of common stock in order to finance the transaction.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

(a)   Financial Statements.

As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the financial statements required by this Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later that 60 days after February 14, 1996.

(b)   Pro Forma Financial Information.

As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the pro forma financial information required by this Item 7(b). In accordance with Item 7(b) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after February 14, 1996.

(c)   Exhibits.

Exhibit 1   Stock Purchase Agreement


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has dully caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         Watson General Corporation

                         By:


Date 2/14/96             /s/ Joseph L. Chirstoffel
                         -----------------------------------------------------
                         Joseph L. Christoffel, Chief Financial Officer


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